                                                                   EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cumulus Media Inc.:

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated February 15, 2002, with respect to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Cumulus Media Inc.

                                            /s/ KPMG LLP



Chicago, Illinois
August 1, 2002